                                                                      Exhibit 11
                                                                      ----------
                    COMPUTER NETWORK TECHNOLOGY CORPORATION

               STATEMENT RE:  COMPUTATION OF NET INCOME (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARE

                                  (UNAUDITED)

                                                       THREE MONTHS ENDED         NINE MONTHS ENDED
                                                          SEPTEMBER 30,              SEPTEMBER 30,
                                                        1995         1994         1995          1994
                                                     -----------  -----------  -----------  ----------
Net Income (loss)                                    $   466,999  $   705,022  $ 4,648,276  $(7,513,390)
                                                     ===========  ===========  ===========  ===========
Primary Earnings (Loss) Per Share
---------------------------------
Weighted average number of common shares
 outstanding                                          22,839,990   22,226,490   22,599,576   21,861,863
Dilutive effect of outstanding common equivalent
 shares (1)                                              962,276      782,315    1,024,573           --
                                                     -----------  -----------  -----------  -----------
Weighted average number of common and
 common equivalent shares outstanding                 23,802,266   23,008,805   23,624,149   21,861,863
                                                     ===========  ===========  ===========  ===========

Net income (loss) per common and common
 equivalent share                                    $       .02  $       .03  $       .20  $      (.34)
                                                     ===========  ===========  ===========  ===========

Fully Diluted Earnings (Loss) Per Share:
----------------------------------------
Weighted average number of common shares              22,839,990   22,226,490   22,599,576   21,861,863
 outstanding
Dilutive effect of outstanding common equivalent
 shares (2)                                              962,276      949,055    1,104,877           --
                                                     -----------  -----------  -----------  -----------
Weighted average number of common and
 common equivalent shares outstanding                 23,802,266   23,175,545   23,704,453   21,861,863
                                                     ===========  ===========  ===========  ===========
Net income (loss) per common and common
 equivalent share                                    $       .02  $       .03  $       .20  $      (.34)
                                                     ===========  ===========  ===========  ===========

(1) For the three and nine months ended September 30, 1995, and the three months ended September 30, 1994, outstanding stock options and warrants issuable under various stock option plans, warrant agreements, and the employee stock purchase plan (as disclosed in the notes to the consolidated financial statements incorporated by reference in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994) are converted to common equivalent shares by the treasury stock method using the average market price during the period for the Company's shares. For the nine months ended September 30, 1994, such stock options, warrants, and shares issuable under the employee stock purchase plan are not included in the computation due to their anti-dilutive nature.
(2) Outstanding stock options and warrants issuable under various stock option plans, warrant agreements, and the employee stock purchase plan are converted to common equivalent shares by the treasury stock method using the higher of the average market price during the period or the market price at the end of the period for the Company's shares. For the nine months ended September 30, 1994, such stock options, warrants, and shares issuable under the employee stock purchase plan are not included in the computation due to their anti-dilutive nature.